                                                      Registration No. 333-54438
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------

                     ENTRAVISION COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                          95-4783236
   (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                          Identification No.)

2425 Olympic Boulevard, Suite 6000 West                            90404
       Santa Monica, California                                  (Zip Code)
(Address of Principal Executive Offices)

                    ENTRAVISION COMMUNICATIONS CORPORATION
                      2000 OMNIBUS EQUITY INCENTIVE PLAN
                           (Full title of the plan)

                     Walter F. Ulloa                                          Copy To:
          Chairman and Chief Executive Officer                          Lance Jon Kimmel, Esq.
         2425 Olympic Boulevard, Suite 6000 West                           Foley & Lardner
             Santa Monica, California 90404                       2029 Century Park East, Suite 3500
         (Name and address of agent for service)                    Los Angeles, California 90067
                      (310) 447-3870                                      (310) 277-2223
(Telephone number, including area code, of agent for service)

                                 Introduction
                                 ------------

     This Post-Effective Amendment No. 1 ("Amendment No. 1") to the Registration Statement on Form S-8 (SEC File No. 333-54438) filed on January 26, 2001 (the "Original Filing") is being filed for the purpose of identifying certain selling stockholders ("Selling Stockholders") who are our affiliates and who may offer and sell shares of our Class A common stock, $0.0001 par value per share, from time to time and upon exercise of the options granted pursuant to our 2000 Omnibus Equity Incentive Plan, on the New York Stock Exchange or in private transactions at prevailing market prices or at privately negotiated prices.

     Each Selling Stockholder referred to in this prospectus may use this prospectus to sell the maximum number of the shares of our Class A common stock set forth opposite his or her name in the table below. The Selling Stockholders are not required to sell the shares of our Class A common stock and sales of our Class A common stock are entirely at the discretion of each Selling Stockholder. Each Selling Stockholder may sell our Class A common stock on the open market at market price in ordinary broker transactions, in negotiated transactions, in hedging transactions or pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and each may pay broker commissions in connection with such transactions. Each Selling Stockholder is responsible for any brokerage commissions or expenses he or she incurs in connection with the sale of our Class A common stock.

     We have paid the expenses incurred in connection with the registration of our Class A common stock included in this Amendment No. 1. We will not receive any proceeds from the sale of such shares of our Class A common stock.

     This Amendment No. 1 incorporates by this reference the contents of the Original Filing, to the extent not inconsistent with this Amendment No. 1.

     We will supplement this prospectus, from time to time, as the names of additional Selling Stockholders and/or the amounts of the shares of our Class A common stock to be re-offered become known to us. We will file all such supplements to this prospectus with the Securities and Exchange Commission (the "Commission") as required by Rule 424(b) under the Securities Act.

     With this filing, the following Selling Stockholders are covered by this Amendment No. 1, each with the respective number of shares allocated from the aggregate amount originally registered:

          Selling Stockholders                            Plan Shares
          --------------------                            -----------
          Walter F. Ulloa                                   750,000
          Philip C. Wilkinson                               750,000
          Jeanette Tully                                    175,000
          Paul A. Zevnik                                    111,136
          Jeffery A. Liberman                               225,000
          Glenn Emanuel                                     225,000
          Darryl B. Thompson                                 65,072
          Amador S. Bustos                                   58,553
          Michael S. Rosen                                   64,797
          Esteban E. Torres                                  56,613
          Patricia Diaz Dennis                               30,000
          Andrew W. Hobson                                   84,320
          Michael D. Wortsman                                54,320

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Certain information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act, is not required to be filed with the Commission and is omitted from this Amendment No. 1 in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

     Certain other information required by Part I of Form S-8 is incorporated by reference to the Original Filing.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

     We are incorporating by reference into this Amendment No. 1 the following documents previously filed with the Commission:

     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (SEC File No. 001-15997), which includes audited financial statements as of and for the fiscal year ended December 31, 2001.

     (b) Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2002 and June 30, 2002 (SEC File No. 001-15997).

     (c) All other reports which we filed with the Commission pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above.

     (d) The description of our Class A common stock in our Registration Statement on Form 8-A (SEC File No. 001-15997) filed with the Commission on July 20, 2000 pursuant to Section 12 of the Exchange Act, which, in turn, incorporated such description by reference to page 78 of our Preliminary Prospectus, dated April 20, 2000, filed with the Commission on April 21, 2000, as part of our Registration Statement on Form S-1 (SEC File No. 333-35336), and any amendments or reports filed to update the description.

     All documents we filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Amendment No. 1 and prior to the filing of any post-effective amendment to this Amendment No. 1 which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Amendment No. 1 and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

     Not applicable.

Item 5.    Interests of Named Experts and Counsel.

     A partner of Foley & Lardner holds (i) 16,874 shares of our Class A common stock, which includes 2,424 shares held in a 401(k) account, and (ii) stock options to acquire 50,000 shares of our Class A common stock.

Item 6.    Indemnification of Directors and Officers.

     Incorporated by reference to the Original Filing.

                                     II-1
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Item 7.    Exemption from Registration Claimed.

     Not applicable.

Item 8.    Exhibits.

Exhibit
Number      Exhibit
------      -------

4.1 Entravision Communications Corporation 2000 Omnibus Equity Incentive Plan (incorporated by reference from the Registrant's Registration Statement on Form S-1, (SEC File No. 333-35336) filed with the Commission on April 21, 2000, as amended by Amendment No. 1 thereto filed with the Commission on June 14, 2000, Amendment No. 2 thereto filed with the Commission on July 10, 2000, Amendment No. 3 thereto filed with the Commission on July 11, 2000 and Amendment No. 4 thereto filed with the Commission on July 26, 2000)

5**         Opinion of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P.

23.1*       Consent of McGladrey & Pullen, LLP

23.2**      Consent of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P.

24**        Power of Attorney



_________________
*   Filed herewith
** Filed as an exhibit to the Original Filing, filed with the Commission on January 26, 2001

Item 9.     Undertakings.

     Incorporated by reference to the Original Filing.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on October 7, 2002.

                            ENTRAVISION COMMUNICATIONS CORPORATION


                            By:  /s/ Walter F. Ulloa
                               -----------------------------------------------
                                 Walter F. Ulloa
                                 Chairman and Chief Executive Officer


     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed below by the following persons in the capacities and on the date indicated.

           Signature                                   Title                             Date
           ---------                                   -----                            -----
      /s/ Walter F. Ulloa                Chairman, Chief Executive Officer          October 7, 2002
--------------------------------
        Walter F. Ulloa             and Director (principal executive officer)

    /s/ Philip C. Wilkinson*          President, Chief Operating Officer and        October 7, 2002
--------------------------------
      Philip C. Wilkinson                            Director

      /s/ Jeanette Tully*               Executive Vice President, Treasurer         October 7, 2002
--------------------------------
         Jeanette Tully                     and Chief Financial Officer
                                       (principal financial officer and
                                         principal accounting officer)

       /s/ Paul A. Zevnik*                   Secretary and Director                 October 7, 2002
--------------------------------
           Paul A. Zevnik

    /s/ Darryl B. Thompson*                         Director                        October 7, 2002
--------------------------------
        Darryl B. Thompson

      /s/ Amador S. Bustos*                         Director                        October 7, 2002
--------------------------------
          Amador S. Bustos

       /s/ Michael S. Rosen*                        Director                        October 7, 2002
--------------------------------
           Michael S. Rosen


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
           Signature                                   Title                             Date
           ---------                                   -----                            -----
    /s/ Esteban E. Torres*                            Director                     October 7, 2002
--------------------------------
        Esteban E. Torres

                                                      Director
--------------------------------                                                   ---------------
        Patricia Diaz Dennis


  * By:   /s/ Walter F. Ulloa                                                      October 7, 2002
--------------------------------
            Walter F. Ulloa
            Attorney-in-fact

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